EXHIBIT 99.1

                      TEXACO REPORTS RESULTS
                      ----------------------
               FOR THE FOURTH QUARTER AND YEAR 1995
               ------------------------------------

FOR IMMEDIATE RELEASE:  MONDAY, JANUARY 22, 1996.
------------------------------------------------
    WHITE PLAINS, N.Y., Jan. 22 - Texaco announced today that net income before special items for the fourth quarter of 1995 was $367 million, up $79 million, or 27 percent, from comparable fourth quarter 1994 net income of $288 million. For the year 1995, net income before special items was $1,152 million as compared with $915 million for the year 1994.
    In commenting on the fourth quarter 1995 results, Alfred C. DeCrane, Jr., Texaco's Chairman of the Board and Chief Executive Officer stated, "The improved earnings before special items confirm continued solid progress on our plan for growth. Both fourth quarter and full year performance reflect operational improvements, significant expense and cost reduction, strong margins in Latin America and higher worldwide crude oil prices. Partly offsetting these benefits were lower U.S. natural gas prices, except late in the fourth quarter, and poor refining margins in the U.S. and the United Kingdom throughout the year. The adoption of a new financial accounting standard resulted in charges which masked much of this progress in our total reported net income."
    Total reported results for the fourth quarter of 1995, which included a $639 million non-cash charge relating to the adoption of a new accounting standard, was a loss of $251 million, or $1.02 per share. Comparable results for the fourth quarter of 1994 was net income of $399 million, or $1.49 per share. For the year 1995, total reported net income was $607 million, or $2.10 per share, as compared with $910 million, or $3.17 per share, for the year 1994.

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                                   - 2 -

                                       Fourth Quarter         Year
                                       --------------     ------------
Texaco Inc. (Millions):                 1995    1994      1995    1994
_______________________________________________________________________
Net income before special items        $ 367   $ 288    $1,152   $ 915
                                       -----   -----    ------   -----
Adoption of new accounting standard
    Write-downs of assets               (639)      -      (639)      -
Gains on major asset sales                 -       -       232      23
Tax benefits on asset sales               21     102        65     189
Employee separation costs                  -       -       (56)    (89)
Other                                      -      (9)      (26)    (59)
                                       -----   -----    ------   -----
                                        (618)     93      (424)     64
Discontinued chemical operations           -      18         -     (69)
Adoption of new accounting standard
    Cumulative effect of
       accounting change                   -       -      (121)      -
                                       -----   -----    ------   -----
                                        (618)    111      (545)     (5)
                                       -----   -----    ------   -----
Total reported net income (loss)       $(251)  $ 399     $ 607   $ 910
                                       =====   =====    ======   =====
_______________________________________________________________________



    In the fourth quarter of 1995, Texaco adopted Statement of Financial Accounting Standards (SFAS) 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The application of this standard resulted in a non-cash charge of $639 million against fourth quarter 1995 earnings and a restatement of reported earnings for the first three quarters of 1995 for assets "to be disposed of." Write-downs of non-core producing properties, being held for sale at January 1, 1995, were reclassified on the income statement as a cumulative effect of an accounting change. These write-downs previously had been included with the overall gains reported for U.S. producing property sales, which were in Texaco's operating earnings for the first quarter of 1995.
    The fourth quarter of 1995 also included benefits of $75 million for insurance recoveries which were offset by charges to establish financial reserves for associated environmental remediation and other matters.
    Details on other special items are included in the following analysis of functional earnings.

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
                                     - 3 -

ANALYSIS OF FUNCTIONAL NET INCOME (LOSS):

OPERATING EARNINGS (LOSSES) FROM CONTINUING OPERATIONS

PETROLEUM AND NATURAL GAS
     UNITED STATES

                                 Fourth  Quarter             Year
                                 ---------------        ----------------
Exploration & Production
   (Millions):                   1995      1994         1995        1994
_________________________________________________________________________
Operating earnings before
    special items             $   191    $  115       $  674      $  438
Special items                    (493)       -          (381)        (24)
                              -------    ------       ------      ------
Total operating
   earnings (losses)          $  (302)   $  115       $  293      $  414
_________________________________________________________________________


    The substantial improvements in comparative results before special items for the fourth quarter and year 1995 reflect the benefits of reduced overhead and lower operating expenses in core producing properties, along with expense reductions associated with the sales of non-core producing properties. Also, the increased application of new technologies enhanced operating performance.
    Higher crude oil prices in 1995 of $.44 per barrel for the fourth quarter and $1.67 per barrel for the year contributed to net income improvements. The 1995 prices for heavy California crudes, approximately 35 percent of Texaco's U.S. production, were especially strong.
    Crude oil and natural gas production from core properties in 1995 essentially equaled the prior year levels, despite production interruptions in the Gulf of Mexico caused by Hurricane Opal in October.

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                                     - 4 -

    Results for the year were reduced by significantly lower natural gas prices which, despite some improvement in the fourth quarter, averaged $.27 per MCF lower than last year.
    Total operating results for both 1995 and 1994 included special items. The year 1995 included fourth quarter charges for the write-down of assets associated with the adoption of SFAS 121 of $493 million, and a restated first quarter gain of $125 million from the sale of non-core producing properties which was partly offset by reserves for environmental remediation on these properties of $13 million. Charges for 1994 related to employee separations.


                                 Fourth Quarter               Year
                                ---------------         ----------------
Manufacturing, Marketing &
Distribution (Millions):        1995       1994         1995        1994
_________________________________________________________________________
Operating earnings before
   special items              $   60     $   72       $  141      $  281
Special items                     (9)         -          (20)        (24)
                              ------     ------       ------      ------
Total operating earnings      $   51     $   72       $  121      $  257
__________________________________________________________________________


    Earnings for both the fourth quarter and year 1995 were affected adversely by depressed refining and marketing margins on the East and Gulf coasts. Margins were down due to lower light/heavy crude oil differentials, which severely reduced the benefits of refinery upgrading units, as well as from an oversupply of products in the marketplace. On the West Coast, refining margins were poor for most of 1995, though there was some improvement in the fourth quarter. Storm-related downtime and scheduled maintenance at the East and Gulf coast refineries also hurt comparative annual results.
    Total operating earnings for both 1995 and 1994 included special items. Results for 1995 included a charge of $9 million in the fourth quarter for the write-down of assets associated with the adoption of SFAS
121. Also included in 1995 results was a third quarter charge of $11 million relating to employee separations. Results for 1994 included charges related to asset write-downs and employee separations.

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                                     - 5 -
     INTERNATIONAL

                               Fourth Quarter               Year
                               --------------          ----------------
Exploration & Production
   (Millions):                 1995       1994         1995        1994
___________________________________________________________________________
Operating earnings before
   special items              $  90      $ 107        $ 343       $ 269
Special items                    (3)         -           (3)        (16)
                              -----      -----        -----       -----
Total operating earnings      $  87      $ 107        $ 340       $ 253
____________________________________________________________________________


    Results for this year's fourth quarter decreased as expanded production in the Partitioned Neutral Zone and in China, and higher crude oil prices were more than offset by higher exploratory expenses and lower crude oil and gas production in the North Sea due to the natural decline of maturing fields and temporary operating interruptions for planned well work. Fourth quarter 1995 results included a favorable tax settlement of $12 million in the United Kingdom, while fourth quarter 1994 earnings included a $10 million gain on the sale of an interest in a field in the U.K. North Sea. For the year 1995, higher production combined with higher average crude oil prices of $1.41 per barrel substantially increased results over 1994 levels.
    Total operating earnings for both 1995 and 1994 included special items. Charges in 1995 of $3 million related to the write-down of assets associated with the adoption of SFAS 121. The year 1994 included charges related to asset write-downs and employee separations.

                               Fourth Quarter                Year
                               ---------------         -----------------
Manufacturing, Marketing &
   Distribution (Millions):    1995       1994         1995         1994
__________________________________________________________________________
Operating earnings before
    special items             $ 117      $ 108        $ 358        $ 375
Special items                   (31)         -            7          (15)
                              -----      -----        -----        -----
Total operating earnings      $  86      $ 108        $ 365        $ 360
__________________________________________________________________________

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                                     - 6 -

    Fourth quarter 1995 results included higher earnings in Latin
America, reflecting volume and margin improvements, while earnings in the United Kingdom and in Japan were depressed. The fourth quarter 1995 also included inventory valuation benefits of $15 million and favorable foreign tax effects of $13 million in the Caltex operating areas. In the fourth quarter of 1994 inventory valuation benefits for the Caltex operating areas of $20 million where partly offset by lower earnings due to downtime caused by fires at the Pembroke, Wales, and Panama refineries. For the year 1995, earnings declined due to poor refining margins in the U.K. However, these declines were mainly offset by higher margins and sales volumes in Latin America.
    Total operating earnings for both 1995 and 1994 included special items. Results for the fourth quarter of 1995 included charges of $31 million for the write-down of assets associated with the adoption of SFAS
121. Results for the year 1995 also included a first quarter net gain of $80 million, principally related to the sale of land by a Caltex affiliate in Japan, and charges of $42 million in the third quarter related to employee separations in subsidiary operations and restructuring in certain Caltex operations. The year 1994 included charges of $38 million related to employee separations and to the write-down of assets, partly offset by a gain of $23 million related to the sale of an interest in a downstream joint venture in Sweden.

NONPETROLEUM

                                Fourth Quarter               Year
                               ---------------        -----------------
(Millions):                    1995       1994        1995         1994
_________________________________________________________________________
Operating earnings (losses)
   before special items       $  12      $  10        $  32       $  (3)
Special items                   (87)        (9)         (60)        (29)
Total operating               -----      -----        -----       -----
   earnings (losses)          $ (75)     $   1        $ (28)      $ (32)
__________________________________________________________________________


    Higher earnings in 1995 before special items are mainly due to the improved loss experience of insurance operations.
    Total operating earnings (losses) for both 1995 and 1994 included special items. The 1995 results included a fourth quarter charge of $87 million for the write-down of assets associated with the adoption of SFAS 121 and a third quarter gain of $27 million from the sale of the company's interest in Pekin Energy Company. Results for 1994 included charges of $29 million in the insurance operations related to property damage from the fires occurring at the Pembroke, Wales, refinery in the third quarter and the Panama refinery in the fourth quarter.

CORPORATE/NONOPERATING RESULTS FROM CONTINUING OPERATIONS

                                 Fourth Quarter               Year
                                ---------------         ----------------
(Millions):                     1995       1994         1995        1994
__________________________________________________________________________
Results before
   special items              $ (103)    $ (124)      $ (396)     $ (445)
Special items                      5        102           33         172
Total corporate/              ------     ------       ------      ------
   nonoperating               $  (98)    $  (22)      $ (363)     $ (273)
__________________________________________________________________________


    The fourth quarter and year 1995 results before special items improved primarily due to higher interest income, reduced overhead expenses and lower interest expense. Results for the year 1995 also included first quarter gains of $25 million, principally from sales of equity securities held for investment by the insurance operations.
    Results for both 1995 and 1994 included special items. Results for the fourth quarter and year 1995 included $21 million and $65 million, respectively, of tax benefits realizable through sales of interests in a subsidiary. Similar benefits of $102 million and $189 million were recognized for the fourth quarter and year of 1994, respectively. The fourth quarter of 1995 also included charges of $16 million for the write-down of assets associated with the adoption of SFAS 121. The year 1995 and 1994 included charges of $16 million and $17 million, respectively, for employee separations.

CAPITAL AND EXPLORATORY EXPENDITURES
------------------------------------
    Capital and exploratory expenditures for continuing operations, including equity in such expenditures by affiliates, were $3,128 million for the year 1995 as compared to $2,741 million for 1994. For the fourth quarter, expenditures amounted to $1,084 million in 1995 as compared to $953 million for 1994. These increases reflect Texaco's plan to reinvest proceeds from sales of non-core assets into core businesses both in the United States and internationally.
    Driving the increases in 1995 were higher worldwide exploration and production expenditures, including Captain Field development work in the U.K. sector of the North Sea, as well as higher second half onshore and offshore investment in the United States. Worldwide downstream expenditures also increased during the year with higher retail marketing and pipeline investments partially offset by lower refinery expenditures as a result of upgrade project completions principally in the Far East.

                                   - xxx -

CONTACTS:       David J. Dickson     914-253-4128
                J. Michael Trevino   914-253-4175
                James J. Swords      914-253-4156
                Cynthia B. Michener  914-253-4743
                Yorick P. Fonseca    914-253-7034


NOTE TO EDITORS: Tables for the fourth quarter and year are attached. Also, attached is a table which includes restated functional net income for the first three quarters of 1995 for the adoption of SFAS 121.

                                     - 8 -

                                       Fourth Quarter                 Year
                                      1995        1994          1995 (a)   1994

FUNCTIONAL NET INCOME
---------------------
   (LOSS) ($000,000)
   -----------------
Operating earnings (losses) from
  continuing operations  (b)
   Petroleum and natural gas
    Exploration and production
      United States                 $ (302)     $  115         $  293    $  414
      International                     87         107            340       253
                                    ------      ------         ------    ------
        Total                         (215)        222            633       667
                                    ------      ------         ------    ------

     Manufacturing, marketing and
     distribution
       United States                    51          72            121       257
       International                    86         108            365       360
                                    ------      ------         ------    ------
        Total                          137         180            486       617
                                    ------      ------         ------    ------

        Total petroleum
          and natural gas              (78)        402          1,119     1,284

Nonpetroleum                           (75)          1            (28)      (32)
    Total operating                 ------      ------         ------    ------
       earnings (losses)              (153)        403          1,091     1,252

Corporate/Nonoperating (b)             (98)        (22)          (363)     (273)
                                    ------      ------         ------    ------
Net income (loss) from
   continuing operations              (251)        381            728       979
Gain (loss) on disposal of
   discontinued chemical
   operations                            -          18              -       (69)
Cumulative effect of adoption
   of SFAS 121                           -           -           (121)        -
                                    ------      ------         ------    ------
    Total net income (loss)         $ (251)     $  399         $  607    $  910
                                    ======      ======         ======    ======

EARNINGS (LOSS) PER COMMON SHARE
--------------------------------
Net income (loss) in dollars:
    Continuing operations           $(1.02)     $ 1.42         $ 2.57    $ 3.43
    Discontinued operations              -         .07              -      (.26)
    Cumulative effect of
      accounting change                  -           -           (.47)        -
                                    ------      ------         ------    ------
      Total net
        income (loss)               $(1.02)     $ 1.49         $ 2.10    $ 3.17
                                    ======      ======         ======    ======
Average number of common shares
  outstanding (000,000)              260.3       257.7          260.0     258.8

(a) Previously reported results for the first nine months of 1995 have been restated for the adoption of SFAS 121.
(b) Includes special items.


                                     - 9 -

                                       Fourth Quarter                    Year
                                      ----------------             ---------------
                                      1995        1994             1995       1994
                                      ----        ----             ----       ----
OTHER FINANCIAL
---------------
    DATA ($000,000)
    ---------------
Revenues from continuing
    operations                      $ 9,652     $ 8,959          $36,792    $33,353
Total assets as of
    December 31                                              (c) $25,000    $25,505
Stockholders' equity as
    of December 31                                           (c) $ 9,500    $ 9,749
Total debt as of December 31                                 (c) $ 6,200    $ 6,481
Capital and exploratory
  expenditures
 Texaco Inc.
   and subsidiary companies
    Exploration and production
       United States                $   281     $   191          $   900    $   789
       International                    274         269              918        645
                                    -------     -------          -------    -------
         Total                          555         460            1,818      1,434
                                    -------     -------          -------    -------
    Manufacturing, marketing and
     distribution
       United States                    137         105              305        271
       International                    130         111              317        292
                                    -------     -------          -------    -------
         Total                          267         216              622        563
                                    -------     -------          -------    -------

   Other                                 32          17               50         37
                                    -------     -------          -------    -------
       Total Texaco Inc. and
          subsidiaries                  854         693            2,490      2,034
                                    -------     -------          -------    -------
  Equity in affiliates
       United States                     56          60              153        156
       International                    174         200              485        551
                                    -------     -------          -------    -------
        Total equity in
          affiliates                    230         260              638        707
            Total continuing
             operations               1,084         953            3,128      2,741
                                    -------     -------          -------    -------
  Discontinued chemical
    operations                            -           1                2         22
                                    -------     -------          -------    -------
        Total                       $ 1,084     $   954          $ 3,130    $ 2,763
                                    =======     =======          =======    =======
Dividends paid to common
  stockholders                      $   208     $   208          $   832    $   830

Dividends per common
  share (dollars)                   $   .80     $   .80          $  3.20    $  3.20

Dividend requirements for
  preferred stockholders            $    14     $    15          $    60    $    91

(c) Preliminary


                                    - 10 -

                                       Fourth Quarter                    Year
                                      ----------------             ---------------
                                      1995        1994             1995       1994
                                      ----        ----             ----       ----
OPERATING DATA - INCLUDING
--------------------------
  INTERESTS IN AFFILIATES
  -----------------------
   Net production of crude oil
    and natural gas liquids
     (000 BPD)
      United States                   382         404              381        407
      Other Western
       Hemisphere                      12          20               15         20
      Europe                          113         135              116        120
      Other Eastern
       Hemisphere                     268         241              250        236
                                    -----       -----            -----      -----
          Total                       775         800              762        783

   Net production of natural
    gas - available for
    sale (000 MCFPD)
     United States                  1,592       1,680            1,619      1,716
     Europe                           183         209              203        164
     Other International              170         162              170        155
                                    -----       -----            -----      -----
      Total                         1,945       2,051            1,992      2,035

   Natural gas sales (000 MCFPD)
     United States                  3,124       3,120            3,153      3,092
     Europe                           259         216              255        171
     Other International              180         172              180        166
                                    -----       -----            -----      -----
       Total                        3,563       3,508            3,588      3,429

   Natural gas liquids sales
     (including purchased LPGs)
      (000 BPD)
       United States                  222         241              216        218
       International                   81          81               80         73
                                    -----       -----            -----      -----
         Total                        303         322              296        291

   Refinery input (000 BPD)
       United States                  697         707              693        673
       Other Western
        Hemisphere                     66          18               43         40
       Europe                         347         303              300        285
       Other Eastern
        Hemisphere                    453         454              445        455
                                    -----       -----            -----      -----
           Total                    1,563       1,482            1,481      1,453

   Refined product sales (000 BPD)
       United States                  992         903              934        882
       Other Western
        Hemisphere                    362         322              346        312
       Europe                         531         455              473        447
       Other Eastern
        Hemisphere                    786         734              748        711
                                    -----       -----            -----      -----
           Total                    2,671       2,414            2,501      2,352


Nine Months 1995 Restated by Quarter for SFAS 121
-------------------------------------------------


FUNCTIONAL NET INCOME (LOSS) ($000,000)
---------------------------------------
                                                             1995
                                   -------------------------------------------------------
                                      1st        2nd          3rd         4th         Year
                                      ---        ---          ---         ---         ----
Operating earnings (losses)
 from continuing
  operations(d)
  Petroleum and natural gas
   Exploration and production
    United States                  $  256      $  177      $  162      $ (302)     $   293
    International                      83          83          87          87          340
                                   ------      ------      ------      ------      -------
      Total                           339         260         249        (215)         633
                                   ------      ------      ------      ------      -------

   Manufacturing, marketing
    and distribution
    United States                     (19)         30          59          51          121
    International                     184          79          16          86          365
                                   ------      ------      ------      ------      -------
      Total                           165         109          75         137          486
                                   ------      ------      ------      ------      -------

      Total petroleum
       and natural gas                504         369         324         (78)       1,119

  Nonpetroleum                          4           7          36         (75)         (28)
                                   ------      ------      ------      ------      -------
    Total operating
     earnings (losses)                508         376         360        (153)       1,091

Corporate/
   Nonoperating(d)                    (90)       (105)        (70)        (98)        (363)
                                   ------      ------      ------      ------      -------

Net income (loss) from
  continuing operations               418         271         290        (251)         728

Cumulative effect of adoption
 of SFAS 121 as of
   January 1, 1995                   (121)          -           -           -         (121)
                                   ------      ------      ------      ------      -------

    Total net
     income (loss)                 $  297      $  271      $  290      $ (251)     $   607
                                   ======      ======      ======      ======      =======

EARNINGS (LOSS) PER
-------------------
  COMMON SHARE (dollars)
  ---------------------
Net income (loss) before
  cumulative effect of
   accounting change               $ 1.55      $  .99      $ 1.06      $(1.02)     $  2.57
Cumulative effect of
  accounting change                  (.47)          -           -           -         (.47)
    Total net
                                   ------      ------      ------      ------      -------
     income (loss)                 $ 1.08      $  .99      $ 1.06      $(1.02)     $  2.10
                                   ======      ======      ======      ======      =======

d)  Includes special items.
